Exhibit 99.1

Chambers Street – Third Quarter 2015 Financial Results

PRINCETON, N.J. – November 6, 2015 – Chambers Street Properties (NYSE: CSG) ("Chambers Street" or the "Company"), a real estate investment trust focused on acquiring, owning and operating net leased industrial and office properties, today reported its financial results for the three-month period ended September 30, 2015.
Operational and Financial Highlights Third Quarter 2015

•	Increased Core Funds from Operations ("Core FFO") to $0.19 per diluted share, an increase of $0.01 per share compared to the third quarter of 2014

•	Total portfolio percentage leased was 98.3% as of September 30, 2015

•	Executed 3 new leases and 10 lease renewals totaling 1,794,616 square feet

Subsequent Highlights

•	Filed definitive joint proxy statement/prospectus with the U.S. Securities and Exchange Commission ("SEC") in connection with pending merger with Gramercy Property Trust Inc. ("Gramercy")

Financial Results for the Three Months Ended September 30, 2015
Core FFO for the third quarter of 2015 increased to $46.0 million, or $0.19 per diluted share, compared to $41.9 million, or $0.18 per diluted share, for the third quarter of 2014. This increase was primarily the result of increased revenue from the commencement of a new lease in the Company’s joint venture with Duke Realty, a reduction in the bonus expense recognized during 2015 and the one-time revenue recognition of forfeited security deposits.
Funds from Operations ("FFO") as defined by NAREIT for the third quarter of 2015 was $41.0 million, or $0.17 per diluted share, as compared to $40.4 million, or $0.17 per diluted share, for the third quarter of 2014. FFO for the third quarter of 2015 was impacted by $4.9 million of expenses related to strategic planning and the pending merger with Gramercy.
Net income for the third quarter of 2015 totaled $6.0 million, or $0.03 per diluted share, as compared to net income of $18.5 million, or $0.08 per diluted share, for the third quarter of 2014. Results for the three months ended September 30, 2014 included a gain of $13.2 million from the sale of a property.
Same property Net Operating Income (NOI) for the third quarter of 2015 on a cash basis totaled $58.6 million as compared to $58.7 million for the third quarter 2014. Same property NOI for the third quarter of 2015 on a GAAP basis totaled $59.6 million as compared to $59.1 million for the third quarter of 2014.

Financial Results for the Nine Months Ended September 30, 2015
Core FFO for the first nine months of 2015 increased to $131.9 million, or $0.56 per diluted share, compared to $121.9 million, or $0.51 per diluted share, for the same period in 2014. The increase was primarily the result of property acquisitions since 2014 and increased revenue from the Komar & Sons lease that was signed at the end of 2014 at the Company's 90 Hudson Street property.
FFO for the first nine months of 2015 was $116.3 million, or $0.49 per diluted share, as compared to $120.0 million, or $0.51 per diluted share, for the same period in 2014. FFO for the nine months ended September 30, 2015 was impacted by $14.7 million of severance-related expenses, and expenses related to strategic planning and the pending merger with Gramercy.
Net income in the first nine months of 2015 totaled $21.7 million, or $0.09 per diluted share, as compared to $26.9 million, or $0.11 per diluted share, for the same period in 2014. Results for the nine months ended September 30, 2015 included a gain of $5.8 million from the sale of two properties and results for the nine months ended September 30, 2014 included a gain of $13.2 million from the sale of a property.
Merger Update
On October 27, 2015, the Company's joint proxy statement/prospectus filed with the SEC in connection with the pending merger with Gramercy was declared effective. A shareholder meeting has been set for Tuesday, December 15, 2015 to vote on the merger. The record date for shareholders entitled to notice of and to vote at the meeting is October 8, 2015. The transaction, which is subject to approval by the Chambers Street shareholders and the Gramercy stockholders, as well as customary closing conditions, is expected to close on December 17, 2015.
Portfolio
As of September 30, 2015, Chambers Street owned or had majority interests in 125 properties totaling approximately 37.2 million square feet across 19 U.S. states, France, Germany, and the U.K. The portfolio was 98.3% leased at September 30, 2015.
Leasing Activity
During the third quarter, the Company executed 3 new and 10 renewal leases totaling 1,794,616 square feet. This consisted of 1,644,614 square feet of two industrial and eight office lease renewals, 149,213 square feet of two new industrial leases on previously leased space and 789 square feet for one new office lease on space that was not previously leased.
Balance Sheet
As of September 30, 2015, the Company had total debt outstanding of approximately $1.5 billion, including its pro-rata share of unconsolidated entities. The Company's debt had a weighted average interest rate of 3.6%, and an average remaining term to maturity of 3.2 years.
In September, the Company paid off nine notes payable totaling $84.0 million secured by various properties.
Common Share Dividend
On September 18, 2015, the Board of Trustees approved a monthly distribution of $0.0425 per common share for the month of October. The October dividend will be paid on November 9, 2015 to all shareholders of record on October 30, 2015. Subsequently, on October 20, 2015, the Board

of Trustees approved a monthly distribution of $0.0425 per common share for the month of November 2015 payable on December 8, 2015 to all shareholders of record on November 30, 2015.
On November 5, 2015, the Company announced it expects to declare and pay a pro-rata monthly distribution immediately prior to consummation of its proposed merger with Gramercy. Chambers Street’s dividend will be paid at the pro-rata rate from December 1, 2015 through the date prior to the merger closing date.
The combined company is expected to subsequently declare and pay a stub dividend to its shareholders for the period from the merger closing through December 31, 2015 at Chambers Street’s current monthly distribution rate.
The Company announced that they expect the combined company will pay dividends quarterly commencing in the first quarter of 2016. It is further expected that the combined company will establish a dividend payout ratio consistent with the AFFO payout ratios of its peer group, within the 70% to 80% range.

Guidance
As previously announced, due to the pending merger with Gramercy, the Company is not providing earnings guidance, and therefore will no longer maintain its previously announced full year 2015 guidance for Core FFO of $0.68 to $0.71 per share.
Supplemental Information
The Company released supplemental information, available at www.chambersstreet.com under the Investors Relations section, with additional detail, including a description of non-GAAP financial measures and reconciliation to GAAP measures.
Investor Conference Webcast and Conference Call
Due to the pending merger with Gramercy, the Company will not host a conference call and webcast to discuss financial results and operations this quarter.
About Chambers Street Properties (NYSE: CSG)
Chambers Street is a real estate investment trust focused on acquiring, owning and operating net leased industrial and office properties, leased to creditworthy tenants. As of September 30, 2015, Chambers Street owned or had a majority interest in 125 properties located across 19 U.S. states, France, Germany, and the United Kingdom encompassing approximately 37.2 million rentable square feet. For additional information, please visit: www.chambersstreet.com.
Additional Information About Proposed Merger with Gramercy Property Trust Inc. and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the transaction with Gramercy, the Company has filed with the SEC a registration statement on Form S-4 that includes a definitive joint proxy statement of the Company and Gramercy that also constitutes a definitive prospectus of the Company.  On October 30, 2015, Gramercy and the Company mailed the definitive proxy statement/prospectus to stockholders of Gramercy and shareholders of the Company.  This material is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that Gramercy or the Company may file with the SEC and send to Gramercy’s stockholders and/or the Company’s shareholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS OF GRAMERCY AND THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders are able to obtain free copies of the definitive proxy statement/prospectus and other documents filed with the SEC by Gramercy or the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Gramercy are also available free of charge on Gramercy’s website at www.gptreit.com, or by contacting Gramercy’s Investor Relations Department at (212) 297-1000. Copies of the documents filed with the SEC by the Company are also available free of charge on the Company’s website at www.chambersstreet.com or by contacting the Company’s Investor Relations Department at (609) 806-2682.

Gramercy, the Company, their respective directors/trustees and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC.  Information about the directors and executive officers of Gramercy is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 9, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on May 11, 2015, and other filings filed with the SEC. Information about the trustees and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, the amendments thereto on Form 10-K/A, which were filed with the SEC on March 30, 2015 and April 30, 2015, and other filings filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the preliminary proxy statement and other relevant materials filed with the SEC.

Investor Relations
Chambers Street Properties
Heather Gentry
heather.gentry@cspreit.com
609-683-4900

Media
Tim Gallen                Andrew Neilly
tim@gallen.com             andrew@gallen.com
925-930-9848

CHAMBERS STREET PROPERTIES
Consolidated Balance Sheets
As of September 30, 2015 and December 31, 2014
($ In Thousands, Except Share Data)

	September 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Investments in Real Estate:
Land	$617,867	$630,840
Land Available for Expansion	24,218	23,368
Buildings and Improvements	1,652,766	1,674,955
	2,294,851	2,329,163
Less: Accumulated Depreciation and Amortization	(284,579)	(239,973)
Net Investments in Real Estate	2,010,272	2,089,190
Investments in Unconsolidated Entities	385,220	423,693
Cash and Cash Equivalents	53,955	40,139
Restricted Cash	18,909	14,718
Tenant and Other Receivables, Net	11,553	11,216
Deferred Rent	45,072	39,429
Deferred Leasing Costs and Intangible Assets, Net	194,109	220,490
Deferred Financing Costs, Net	7,237	9,321
Prepaid Expenses and Other Assets	19,963	21,612
Total Assets	$2,746,290	$2,869,808
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Secured Notes Payable, Net	$478,739	$610,608
Unsecured Term Loan Facilities	570,000	570,000
Unsecured Revolving Credit Facility	290,044	200,044
Accounts Payable, Accrued Expenses and Other Liabilities	86,352	76,421
Intangible Liabilities, Net	21,759	26,248
Prepaid Rent and Security Deposits	16,255	15,569
Distributions Payable	10,117	9,951
Total Liabilities	1,473,266	1,508,841
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common Shares of Beneficial Interest, $0.01 par value, 990,000,000 shares authorized; 236,855,738 and 236,920,675 issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	2,366	2,364
Additional Paid-in-Capital	2,074,326	2,071,526
Accumulated Deficit	(758,611)	(689,654)
Accumulated Other Comprehensive Loss	(45,057)	(23,269)
Total Shareholders’ Equity	1,273,024	1,360,967
Total Liabilities and Shareholders’ Equity	$2,746,290	$2,869,808

CHAMBERS STREET PROPERTIES
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2015 and 2014 (unaudited)
($ in Thousands, Except Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUES
Rental	$54,915	$52,391	$166,020	$156,300
Tenant Reimbursements	15,646	15,219	46,917	45,034
Other Property Income	1,072	537	1,520	1,606
Total Revenues	71,633	68,147	214,457	202,940
EXPENSES
Property Operating	8,488	9,113	26,404	27,058
Real Estate Taxes	10,694	9,927	32,050	30,193
General and Administrative	9,935	7,230	31,505	20,047
Acquisition-Related	—	265	—	555
Depreciation and Amortization	28,489	27,208	84,342	81,572
Total Expenses	57,606	53,743	174,301	159,425
Income Before Other (Expenses) Income	14,027	14,404	40,156	43,515
OTHER EXPENSES AND INCOME
Interest and Other Income	52	255	144	573
Interest Expense	(12,352)	(13,685)	(38,397)	(41,653)
Interest Expense and Net Change in Fair Value of Non-Qualifying Derivative Financial Instruments	23	68	66	80
Gain on Sale of Real Estate	—	13,175	5,844	13,175
Total Other Expenses	(12,277)	(187)	(32,343)	(27,825)
Income Before Provision for Income Taxes and Equity in Income of Unconsolidated Entities	1,750	14,217	7,813	15,690
Benefit (Provision) For Income Taxes	42	(140)	(521)	(579)
Equity in Income of Unconsolidated Entities	4,238	4,391	14,419	11,829
NET INCOME	$6,030	$18,468	$21,711	$26,940
Basic and Diluted Net Income Per Share	$0.03	$0.08	$0.09	$0.11
Weighted Average Common Shares Outstanding - Basic	236,902,841	236,954,218	236,915,614	236,847,551
Weighted Average Common Shares Outstanding - Diluted	236,913,294	236,954,218	236,951,537	236,847,551
Dividends Declared Per Share	$0.128	$0.126	$0.384	$0.378

CHAMBERS STREET PROPERTIES
Reconciliation of Net Income to FFO, Core FFO, and AFFO
For the Three and Nine Months Ended September 30, 2015 and 2014 (unaudited)
($ in Thousands, Except Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net Income	$6,030	$18,468	$21,711	$26,940
Adjustments:
Real Estate Depreciation and Amortization	28,350	27,090	83,924	81,231
Pro Rata Share of Real Estate Depreciation and Amortization from Unconsolidated Entities	6,266	8,163	19,408	25,172
Gain on Sale of Real Estate	—	(13,175)	(5,844)	(13,175)
Pro Rata Share of Loss (Gain) on Sale of Real Estate from Unconsolidated Entities	116	—	(2,315)	—
Pro Rata Share of Realized Loss (Gain) on Investment in CBRE Strategic Partners Asia	209	(123)	(552)	(123)
Funds from Operations	40,971	40,423	116,332	120,045
Acquisition-Related Expenses	—	265	—	555
Pro Rata Share of Loss on Early Extinguishment of Debt from Unconsolidated Entities	—	—	58	—
Strategic Planning and Severance-Related Expense	4,916	1,312	14,736	1,312
Net Change in Fair Value of Non-Qualifying Derivative Financial Instruments	(23)	(68)	(66)	(80)
Pro Rata Share of Unrealized Loss (Gain) on Investment in CBRE Strategic Partners Asia	86	(2)	829	117
Core Funds from Operations	45,950	41,930	131,889	121,949
Amortization of Non-Cash Interest Expense	(829)	(312)	(1,656)	(660)
Pro Rata Share of Amortization of Non-Cash Interest Expense from Unconsolidated Entities	89	117	287	354
Amortization of Above and Below Market Leases	1,019	1,173	2,932	4,056
Pro Rata Share of Amortization of Above/Below Market Leases from Unconsolidated Entities	(34)	(54)	(130)	(162)
Amortization of Deferred Revenue Related to Tenant Improvements	(112)	(272)	(339)	(747)
Share Based Compensation	655	816	1,982	2,740
Straight-Line Rent Adjustments, Net	(2,444)	(2,096)	(5,847)	(4,641)
Pro Rata Share of Straight-Line Rent Adjustments, Net from Unconsolidated Entities	274	296	899	1,026
Recurring Capital Expenditures	(11,823)	(3,401)	(13,138)	(8,319)
Pro Rata Share of Recurring Capital Expenditures from Unconsolidated Entities	(29)	(394)	(1,049)	(754)
Adjusted Funds from Operations	$32,716	$37,803	$115,830	$114,842
Amounts Per Share (Basic and Diluted):
Net Income	$0.03	$0.08	$0.09	$0.11
Funds from Operations	$0.17	$0.17	$0.49	$0.51
Core Funds from Operations	$0.19	$0.18	$0.56	$0.51
Adjusted Funds from Operations	$0.14	$0.16	$0.49	$0.48
Weighted Average Common Shares Outstanding - Basic	236,902,841	236,954,218	236,915,614	236,847,551
Weighted Average Common Shares Outstanding - Diluted	236,913,294	236,954,218	236,951,537	236,847,551

Non-GAAP Supplemental Financial Measures:
Funds from Operations
The National Association of Real Estate Investment Trusts, or NAREIT, created Funds from Operations, or FFO, as a non-GAAP supplemental measure of REIT operating performance, which is designed to reflect the impact on operations from trends in occupancy rates, rental rates and operating costs. The most directly comparable GAAP measure to FFO is net income. FFO is used commonly in the real estate industry because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry analysts and investors consider presentations of operating results for REITs that use historical cost accounting to be insufficient.
We compute FFO in accordance with standards established by NAREIT. The revised NAREIT White Paper on FFO defines FFO as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, impairment charges and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.
Core Funds from Operations
We believe that Core FFO is a useful measure of management’s decision-making process and appropriately presents our results of operations on a comparative basis. The items listed below are excluded from NAREIT-defined FFO because they are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, often in inconsistent and unpredictable directions.
- Acquisition-related expenses: Acquisition-related expenses are primarily the result of the volume of our acquisitions completed during each period, and therefore we believe such acquisition costs are not reflective of our operating results during each period.
- Loss on early extinguishment of debt: Losses on early extinguishment of debt incurred in the current year are primarily a result of secured mortgage loan repayments typically associated with the sales of the underlying properties. In 2013, the losses represent the write-off of deferred financing costs associated with the refinancing of an unsecured term loan. We believe these events are non-recurring in nature and do not accurately reflect our financial performance.
- Net change in fair value of non-qualifying derivative financial instruments and unrealized gains or losses on our investment in unconsolidated entities: Unrealized gains or losses that we have recognized during a given period are based primarily upon changes in the estimated fair market value of certain of our investments due to changes in market conditions and do not necessarily reflect the operating performance of these properties during the corresponding period.
- Other non-recurring expenses: Other non-recurring expenses such as company strategic planning, severance-related costs and costs related to the process of listing our common shares on the New York Stock Exchange and our modified “Dutch Auction” tender offer are not reflective of our operating results during each period.
We believe that Core FFO is useful to investors as a supplemental measure of operating performance because adjusting FFO to exclude acquisition costs, unrealized gains and/or losses or other non-recurring expenses provides investors a view of the performance of our portfolio over time, including if we cease to acquire properties on a frequent and regular basis and allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions. We also believe that Core FFO may provide investors with a useful indication of our future performance, and of the sustainability of our current distribution policy. However, because Core FFO excludes acquisition costs, unrealized gains or losses and/or other non-recurring expenses which are important components in an analysis of our historical performance, such supplemental measure should not be construed as a historical performance measure and may not be as useful a measure for estimating the value of our common shares.

Adjusted Funds from Operations
We calculate Adjusted Funds From Operations, or AFFO, as Core FFO exclusive of the net effects of (i) amortization associated with deferred financings costs; (ii) amortization of above- and below-market lease intangibles; (iii) amortization of premium/discounts on notes payable; (iv) amortization of deferred revenue related to tenant improvements and lease inducements; (v) non-cash share-based compensation expense; (vi) straight-line rental revenue; and (vii) recurring capital expenditures.

Not all REITs calculate FFO, Core FFO or AFFO (or an equivalent measure), in the same manner and therefore comparisons with other REITs may not be meaningful. None of these measures present, nor do we intend for them to present, a complete picture of our financial condition and/or operating performance. We believe that net income, as computed under GAAP, appropriately remains the primary measure of our performance and that FFO, Core FFO and AFFO, when considered in conjunction with net income, improves the investing public’s understanding of the operating results of REITs and makes comparisons of REIT operating results more meaningful.
Forward-Looking Statements
This press release may contain various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties, such as: our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our assets, operations and business; the use of the proceeds of any offerings of securities; and our announced transaction with Gramercy Property Trust Inc. ("Gramercy"). The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements, such as: general volatility of the securities markets in which we participate; national, regional and local economic climates; changes in supply and demand for office and industrial properties; adverse changes in the real estate markets, including increasing vacancy, decreasing rental revenue and increasing insurance costs; availability and credit worthiness of prospective tenants; our ability to maintain rental rates and maximize occupancy; our ability to identify and secure acquisitions; our ability to successfully manage growth or operate acquired properties; our pace of acquisitions and/or dispositions of properties; risks related to development projects (including construction delay, cost overruns or our inability to obtain necessary permits); payment of distributions from sources other than cash flows and operating activities; receiving corporate debt ratings and changes in the general interest rate environment; availability of capital (debt and equity); our ability to refinance existing indebtedness or incur additional indebtedness; our ability to comply with our debt covenants; unanticipated increases in financing and other costs, including a rise in interest rates; the actual outcome of the resolution of any conflict; material adverse actions or omissions by any of our joint venture partners; our ability to operate as a self-managed company; availability of and ability to retain our executive officers and other qualified personnel; future terrorist attacks or epidemics in the United States or abroad; the ability of our operating partnership to continue to qualify as a partnership for U.S. federal income tax purposes; our ability to continue to qualify as a REIT for U.S. federal income tax purposes; foreign currency fluctuations; changes to accounting principles, policies and guidelines applicable to REITs; legislative or regulatory changes adversely affecting REITs and the real estate business; environmental, regulatory and/or safety requirements; our ability to obtain the required shareholder approval required to consummate the merger with Gramercy and the timing and closing of such merger, including the risks that a condition to closing would not be satisfied or that the closing of such merger will not occur; the outcome of any legal proceedings that may be instituted against us and others related to the merger with Gramercy. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other of our documents that are on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements.
Credit ratings may not reflect the potential impact of risks relating to the structure or trading of our shares and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. We do not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

The foregoing discussion related to our consolidated financial statements should be read in conjunction with the financial statements for the period ended September 30, 2015 included in the Form 10-Q to be filed on or about November 6, 2015.